UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012

FRANKLIN STREET PROPERTIES CORP.

(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 27, 2012, Franklin Street Properties Corp. (the “Company”) and certain of its wholly-owned subsidiaries entered into an Amended and Restated Credit Agreement (the “Credit Agreement”) with the lending institutions referenced in the Credit Agreement and those lenders from time to time party thereto (collectively, the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender, for an unsecured credit facility comprised of both a revolving line of credit and a term loan (the “New Facility”). The revolving line of credit portion of the New Facility is for borrowings, at the Company’s election, of up to $500,000,000 (the “Revolver”). The term loan portion of the New Facility is for $400,000,000 (the “Term Loan”). On September 27, 2012, the Company drew down the entire $400,000,000 under the Term Loan and $82,000,000 under the Revolver. The Company’s $600,000,000 revolving credit facility that was scheduled to mature on February 22, 2014 was amended and restated in its entirety by the Credit Agreement and the $482,000,000 in advances outstanding under that credit facility were repaid from the proceeds of the New Facility.

The Term Loan has a five year term that matures on September 27, 2017. Borrowings made pursuant to the Revolver may be revolving loans, swing line loans or letters of credit, the combined sum of which may not exceed $500,000,000 outstanding at any time. Borrowings made pursuant to the Revolver may be borrowed, repaid and reborrowed from time to time for four years until September 27, 2016, the initial maturity date of the Revolver. The Company has the right to extend the initial maturity date of the Revolver by an additional 12 months, or until September 27, 2017, upon payment of a fee and satisfaction of certain customary conditions. The Revolver includes an accordion feature that allows for up to $250,000,000 of additional borrowing capacity subject to receipt of lender commitments and satisfaction of certain customary conditions.

The New Facility bears interest at either (i) a rate equal to LIBOR plus 135 to 190 basis points depending on the Company’s total leverage ratio at the time of the borrowing (LIBOR plus 145 basis points at September 27, 2012) or (ii) a rate equal to the bank’s base rate plus 35 to 90 basis points depending on our total leverage ratio at the time of the borrowing (the bank’s base rate plus 45 basis points at September 27, 2012). The New Facility also obligates the Company to pay an annual facility fee of 20 to 40 basis points depending on the Company’s total leverage ratio (30 basis points at September 27, 2012). The facility fee is assessed against the total amount of the New Facility, or $900,000,000. The actual amount of any applicable facility fee, LIBOR rate or base rate is determined based on the Company’s total leverage ratio as described in the table below:

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Leverage Ratio	LIBOR Rate Margin	Base Rate Margin	Facility Fee
< 25%	135.0 bps	35.0 bps	20.0 bps
> 25% and < 35%	140.0 bps	40.0 bps	25.0 bps
> 35% and < 45%	145.0 bps	45.0 bps	30.0 bps
> 45% and < 55%	165.0 bps	65.0 bps	35.0 bps
> 55%	190.0 bps	90.0 bps	40.0 bps

For purposes of the New Facility, base rate means, for any day, a fluctuating rate per annum equal to the highest of: (i) the bank’s prime rate for such day, (ii) the Federal Funds Rate for such day, plus 1/2 of 1.00%, and (iii) the one month LIBOR based rate for such day plus 1.00%.

Although the interest rate on the New Facility is variable, under the Credit Agreement, the Company is permitted to fix the base LIBOR interest rate on the Term Loan by entering into an interest rate swap agreement. On September 27, 2012, the Company entered into an ISDA Master Agreement (together with the schedule relating thereto, the “ISDA Master Agreement”) with Bank of America, N.A. that fixes the base LIBOR interest rate on the Term Loan at 0.75% per annum for five years. Accordingly, based upon the Company’s leverage ratio, as of September 27, 2012, the interest rate on the Revolver was 1.67% per annum and the interest rate on the Term Loan was 2.20% per annum.

The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations with respect to indebtedness, liens, investments, mergers and acquisitions, disposition of assets, changes in business, certain restricted payments, the requirement to join certain subsidiaries as co-borrowers under the Credit Agreement and transactions with affiliates. The Credit Agreement also contains financial covenants that require the Company to maintain a minimum tangible net worth, a minimum fixed charge coverage ratio, a maximum secured leverage ratio, a maximum leverage ratio, a maximum unencumbered leverage ratio, a minimum unencumbered debt service coverage ratio, a maximum ratio of certain investments to total assets and a maximum amount of secured recourse indebtedness. The Credit Agreement provides for customary events of default with corresponding grace periods, including failure to pay any principal or interest when due, certain cross defaults and a change in control of the Company (as defined in the Credit Agreement). In the event of a default by the Company, the Administrative Agent may, and at the request of the requisite number of lenders shall, declare all obligations under the Credit Agreement immediately due and payable, terminate the lenders’ commitments to make loans under the Credit Agreement, and enforce any and all rights of the lenders or Administrative Agent under the Credit Agreement and related documents. For certain events of default related to bankruptcy, insolvency, and receivership, the commitments of lenders will be automatically terminated and all outstanding obligations of the Company will become immediately due and payable. The Company may use the proceeds of the loans under the Credit Agreement to finance the acquisition of real properties and for other permitted investments; to finance investments associated with Sponsored REITs (as defined in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011), to refinance or retire existing indebtedness and for working capital and other general business purposes, in each case to the extent permitted under the Credit Agreement.

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Certain of the lenders party to the Credit Agreement, and their respective affiliates, have performed, and may in the future perform for the Company and its subsidiaries, various commercial banking, investment banking, underwriting and other financial advisory services, for which they have received, and will receive, customary fees and expenses.

The Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and the ISDA Master Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2, and each is incorporated herein by reference. The foregoing summaries of the Credit Agreement and the ISDA Master Agreement are qualified in their entirety by the complete text of the Credit Agreement and the ISDA Master Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN STREET PROPERTIES CORP.

Date: September 27, 2012	By: /s/ George J. Carter
George J. Carter President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated September 27, 2012, among Franklin Street Properties Corp. and the other parties thereto.

10.2	ISDA Master Agreement, dated September 27, 2012, between Franklin Street Properties Corp. and Bank of America, N.A., together with the schedule relating thereto.

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